Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

North State Bancorp and subsidiary

We consent to the use of our report dated March 22, 2006 on the consolidated financial statements included in the 2005 Annual Report on Form 10-K of North State Bancorp and subsidiary, incorporated by reference herein.

/s/ Dixon Hughes PLLC

Raleigh, North Carolina

October 3, 2006